Exhibit 12.1

Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, DC 20037 Office: +1.202.457.6000 Fax: +1.202.457.6315

March 16, 2022

Board of Directors

Delhi Bank Corp.

124 Main Street

Delhi, New York 13753

Re:	Delhi Bank Corp.
Post-qualification Amendment No. 4 to the Offering Statement on Form 1-A

Ladies and Gentlemen:

You have requested our opinion as special counsel for Delhi Bank Corp. (the “Company”), a New York corporation, in connection with the post-qualification Amendment No. 4 to the offering statement on Form 1-A (as amended, the “Offering Statement”) initially filed on March 15, 2018 with the Securities and Exchange Commission (the “Commission”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering Statement relates to the proposed issuance of up to 148,923 shares (the “Shares”) of common stock, par value $1.00, of the Company pursuant to a Dividend Reinvestment and Optional Cash Purchase Plan in the manner described in the Offering Circular, which is part of the Offering Statement. In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including resolutions of the Board of Directors of the Company and authorized committees thereof, and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering the opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Offering Statement, will be legally issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of New York, and is given on the basis of the law and the facts existing as of the date hereof. We do not express any opinion herein concerning the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of New York. Our opinion is based on applicable constitutions, statutes, regulations and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, or if we become aware of any fact that might change this opinion after the date hereof.

This opinion letter is provided for use solely in connection with the offer and sale of the Shares and while the Offering Statement remains effective. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Offering Statement and to the use of our name therein in the section entitled “Legal Opinion.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP
Squire Patton Boggs (US) LLP